Exhibit 99.4

TRIUMPH BANCSHARES, INC.

5699 POPLAR AVENUE • MEMPHIS, TENNESSEE 38119

PROXY FOR 2021 SPECIAL MEETING OF SHAREHOLDERS • SEPTEMBER 7, 2021

This proxy is solicited on behalf of the Board of Directors

The undersigned shareholder of TRIUMPH BANCSHARES, INC. (“Triumph”), hereby appoints Hilliard R. Crews, Chairman of Triumph, with full power of substitution, as proxy of the undersigned to represent and vote on my behalf, with all the powers that I would possess if personally present, all of the shares of the common stock of Triumph held in my name at the Special Meeting of the Shareholders of Triumph (the “Triumph Special Meeting”) to be held at 6:00 p.m., Central Daylight Time, on Tuesday, September 7, 2021, at Chickasaw Country Club, 3395 Galloway Avenue, Memphis, Tennessee 38122 or at any adjournments or postponements thereof, upon the following matters:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2. UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACES PROVIDED, THIS PROXY WILL BE SO VOTED.

Item 1.	Approval of the Agreement and Plan of Merger (the “Merger Agreement”) dated as of June 4, 2021, as the Merger Agreement may be amended from time to time, by and between, Triumph and Simmons First National Corporation, an Arkansas corporation (“Simmons”), pursuant to which, among other things, Triumph will merge with and into Simmons, with Simmons as the surviving entity (the “Triumph merger proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

Item 2.	Approval of one or more adjournments of the Triumph Special Meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the approval of the Triumph merger proposal.

☐ FOR	☐ AGAINST	☐ ABSTAIN

When this Proxy is properly executed and returned, and not revoked, the shares represented by this Proxy will be voted as directed by the undersigned shareholder. If no direction is given when this duly authorized Proxy is returned such shares will be voted FOR each item set forth above. The board of directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the meeting other than as referred to herein. If any other business should come before the meeting, the person named in this Proxy is authorized to vote upon such other matters as may properly come before this meeting or any adjournments or postponements thereof.

The undersigned hereby acknowledges receipt of the Proxy Statement of Triumph. The undersigned hereby revokes any proxies heretofore given by the undersigned.

Please sign exactly as your name appears on stock certificates. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person indicating the person’s title. If shares are held jointly, each holder must sign.

Please complete, date, sign and mail this proxy promptly in the enclosed postage-paid envelope.

Your proxy must be received by Triumph by 5:00 p.m., Central Daylight Time, on September 7, 2021.

Date: _______________ , 2021

Print Name of Shareholder	Signature of Shareholder, with Office or Capacity
(If applicable)

Date: _______________ , 2021

Print Name of Shareholder	Signature of Shareholder, with Office or Capacity
(If applicable)